EXHIBIT 99.1

GBT Technologies (OTC: GTCH) Appoints Filmmaker Minh Collins as President of Cube X Media Subsidiary

Los Angeles, CA — April 16, 2026 — GBT Technologies, Inc. (OTC PINK: GTCH) appointed Minh Collins as President of Cube X Media Corporation, a wholly owned subsidiary of GBT Technologies. Collins, an established film and commercial producer, will lead Cube X Media’s content strategy across digital advertising, vertical video, and cinematic productions that are designed to integrate with the AI-enabled point-of-sale machine network operated by sister subsidiary Cube Wellness Technologies.

Key Facts

●	Company: GBT Technologies, Inc.

●	Ticker: OTC PINK: GTCH

●	Headquarters: Los Angeles, California, United States

●	Subsidiary: Cube X Media Corporation (wholly owned)

●	Sister Subsidiary: Cube Wellness Technologies (wholly owned)

●	Appointment: Minh Collins, President of Cube X Media

●	Effective Date: April 10, 2026

●	Industry: Artificial Intelligence, IoT, Media & Content, Automated Retail

●	CEO: Patrick Bertagna

About the Appointment

Minh Collins brings more than 20 years of experience in film, television, and commercial production. He is the founder of multiple film festivals and has produced commercial content for global brands and attached to a slate of upcoming film projects. His directing credits include:

●	Qualifying (2021)

●	Clown Fear (2020)

●	Rocking the Couch (2019, documentary)

●	Hit List (internationally distributed feature)

Strategic Rationale

Cube X Media intends to produce original content — including digital advertising, vertical-format media, and motion pictures — designed to run on Cube Wellness AI-enabled automated retail machines and other digital platforms.

Patrick Bertagna, CEO of GBT Technologies, said: “Minh’s creative vision and industry relationships align with our strategy to integrate real-time point-of-sale technology with compelling media content. His leadership will be instrumental in building a next-generation content delivery platform.”

Minh Collins, incoming President of Cube X Media, said: “The convergence of artificial intelligence and media presents unprecedented opportunities to redefine content creation and distribution. I look forward to developing high-impact content that leverages GBT’s technological capabilities.”

Frequently Asked Questions

Q: What does Cube X Media do? A: Cube X Media is a wholly owned subsidiary of GBT Technologies that will create original digital advertising, vertical video, and cinematic content for distribution across AI-enabled point-of-sale machine networks.

Q: Who is Minh Collins? A: Minh Collins is a film and commercial producer with 20+ years of experience, director of Qualifying, Clown Fear, Rocking the Couch, and Hit List, and founder of multiple film festivals.

Q: What is GBT Technologies’ ticker symbol? GBT Technologies trades on the OTC Pink market under the symbol GTCH.

Q: How does Cube X Media relate to Cube Wellness Technologies? Both are wholly owned subsidiaries of GBT Technologies. Cube Wellness operates the AI-enabled automated retail machines; Cube X Media produces the content that runs on them and other digital platforms.

About GBT Technologies, Inc.

GBT Technologies, Inc. (OTC PINK: GTCH) is a Los Angeles-based development-stage technology company focused on artificial intelligence (AI), Internet of Things (IoT), and intelligent platform technologies. The Company’s initiatives span integrated system architectures, predictive analytics, sensor-based platforms, and other emerging technologies intended to support scalable commercial applications. GBT pursues growth through internal R&D and its wholly owned subsidiaries, including Cube Wellness Technologies and Cube X Media Corporation.

About Cube Wellness Technologies

Cube Wellness Technologies is a wholly owned subsidiary of GBT Technologies, Inc., focused on deploying AI-enabled, automated just-in-time automated point-of-sale infrastructure. Cube Wellness intelligent hardware, software, and connected systems to deliver 24/7 access to wellness and health-related products through digital payment, inventory intelligence, and centralized operational management. The platform is designed for universities, institutional environments, workplaces, and community locations, with an emphasis on scalable deployment and data-enabled operations.

About Cube X Media Corporation

Cube X Media Corporation is a Los Angeles-based, wholly owned subsidiary of GBT Technologies, Inc., focused on production of original short-form, vertical, and cinematic content and digital advertising designed for AI-enabled retail and media platforms.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These statements include, without limitation, statements regarding the Company’s and Cube Wellness’ ability to onboard and deploy machines, scale operations, execute the university rollout initiative, establish or maintain strategic relationships, commercialize the platform, generate revenues, and achieve anticipated market adoption. Additional risks include the Company’s development-stage status, capital requirements and access to financing, reliance on third-party vendors and partners, technological and operational risks, competitive conditions, and regulatory, market, and economic factors. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact

patrick@cubewellnesstech.com

FB: https://www.facebook.com/cubewellnesstech/

X: https://x.com/CubeWellness

LinkedIn: https://www.linkedin.com/company/cube-wellness-tech/?viewAsMember=true